Exhibit 10.7

TASKUS, INC.

FOUNDER EMPLOYMENT AGREEMENT

THIS FOUNDER EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the 2nd day of June, 2015, by and between Bryce Maddock (the “Executive”) and TASKUS, INC., a Delaware corporation (the “Company”).

RECITALS

A. The Company desires to compensate the Executive for his services to the Company.

B. The Executive wishes to be employed by the Company and provide services to the Company in return for certain compensation.

AGREEMENT

In consideration of the mutual promises and covenants contained in this Agreement, the parties agree to the following:

1. EMPLOYMENT BY THE COMPANY.

1.1 Effective Date; Term. The effective date of this Agreement will be the date first set forth above (the “Effective Date”). This Agreement will continue in effect through the date on which this Agreement is terminated pursuant to Section 6 (the “Term”).

1.2 Position. Subject to terms set forth in this Agreement, the Company agrees to employ Executive in the position of [Chief Executive Officer][President] and the Executive hereby accepts such employment under the terms of this Agreement effective as of the Effective Date. During the term of his employment with the Company and except as otherwise contemplated by this Agreement, the Executive will devote his best efforts and all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies) to the business of the Company.

1.3 Duties. The Executive will serve in an executive capacity and will perform such duties as are assigned to the Executive by the Company’s Board of Directors (the “Board”).

1.4 Other Employment Policies. The employment relationship between the parties will also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement will control.

2. COMPENSATION.

2.1 Base Salary.

(a) The Executive will receive an initial annualized base salary for fiscal year 2015 of $175,000, subject to standard federal and state withholding requirements, payable in accordance with Company’s standard payroll practices.

(b) The Executive’s annualized base salary for fiscal year 2016 will increase to $250,000 in the event that (i) the consolidated revenues of the Company (including its predecessor TaskUs, LLC) and its subsidiaries for fiscal year 2015 (“2015 Revenue”) are at least $30,000,000 (“Revenue Target”) and (ii) the consolidated revenues minus consolidated expenses of the Company (including its predecessor TaskUs, LLC) and its subsidiaries, excluding tax, interest, depreciation and amortization expenses, for fiscal year 2015 (“2015 EBITDA”) are at least $3,000,000 (“EBITDA Target”), in each case as measured in United States dollars, determined in accordance with generally accepted accounting principles of the United States, consistently applied, and as reflected in the Company’s 2015 audited financial statements. For the avoidance of doubt, any value-added tax incurred by the subsidiaries of the Company that is expensed in the 2015 audited financial statements shall be excluded from the calculation of consolidated expenses of the Company for purposes of clause (ii) of this Section 2.1(b).

(c) Effective January 1, 2017, and every year thereafter in which the Executive is employed by the Company, the Board will approve in good faith an appropriate base salary increase in line with market compensation packages for executives of companies equivalent to the Company.

2.2 Performance Bonus.

(a) The Executive will be eligible for an annual performance bonus for fiscal year 2015 in the form of a cash payment in an amount of up to 50% of the Executive’s base salary based on the achievement of performance goals set forth on Exhibit B attached hereto.

(b) The Executive will be eligible for an annual performance bonus for fiscal year 2016, in the form of a cash payment in an amount of up to 50% of the Executive’s base salary then in effect, based on the achievement of mutually agreed upon performance goals tied to a balanced scorecard that represents the overall performance of the Company and its subsidiaries, which will be set forth in a separate written performance plan prior to January 1, 2016.

(c) Prior to January 1, 2017, and every year thereafter in which the Executive is employed by the Company, the Board will approve in good faith an appropriate performance bonus plan for the subsequent fiscal year in line with market compensation packages for executives of companies equivalent to the Company. Such performance bonus plan will be tied to a balanced scorecard that represents the overall performance of the Company and its subsidiaries.

(d) The Board will determine in good faith whether, and to what extent, the Executive has achieved the performance goals upon which the Executive’s bonus is based. The bonus for each fiscal year, if earned, will be paid to the Executive within the time period set forth in the written performance plan, or if no such time period was established, within the first thirty (30) days after the close of the applicable fiscal year (and in no event later than March 15 of the following calendar year). In order to earn a performance bonus for any given fiscal year, the Executive must remain an employee through the end of the applicable fiscal year. The Executive will not be eligible for, and will not earn, any performance bonus (including any partial or prorated bonus) if his employment ends for any reason, including but not limited to voluntary termination by the Executive or involuntary termination by the Company, before the end of the fiscal year.

2.3 Standard Company Benefits. The Executive will be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

2.4 Expense Reimbursement. The Company will reimburse the Executive for reasonable business expenses in accordance with the Company’s standard reimbursement policy.

3. CONFIDENTIAL INFORMATION AND INVENTIONS OBLIGATIONS. The Executive agrees to execute and abide by the Employee Confidential Information and Inventions Assignment Agreement attached to this Agreement as Exhibit A.

4. OUTSIDE ACTIVITIES.

4.1 Other Employment/Enterprise. Except with the prior written consent of the Board, the Executive will not, while employed by the Company, undertake or engage in any other employment, occupation or business enterprise, other than ones in which the Executive is a passive investor and any services performed by the Executive do not materially interfere with the performance of his duties under this Agreement. Notwithstanding the foregoing, the Executive may (a) engage in civic and not-for-profit activities and (b) accept board, advisor or similar positions with other companies, in each case so long as such activities do not materially interfere with the performance of his duties under this Agreement.

4.2 Conflicting Interests. Except as permitted by Section 4.3, while employed by the Company, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

4.3 Competing Enterprises. While employed by the Company, except on behalf of the Company, the Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, the Executive may own, as a passive investor, securities of any public competitor corporation, so long as his direct holdings in any one such corporation will not in the aggregate constitute more than 1% of the voting stock of such corporation.

4.4 Non-Solicitation. While employed by the Company and for two (2) years following termination of the Executive’s employment, except on behalf of the Company, the Executive will not, directly or indirectly, solicit or attempt to solicit any employee, independent contractor or consultant of the Company to terminate his, her or its relationship with Company in order to become an employee, consultant, or independent contractor to or for any other person or entity.

5. FORMER EMPLOYMENT.

5.1 No Conflict With Existing Obligations. The Executive represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of any kind made prior to his employment by the Company, including agreements or obligations he may have with prior employers or entities for which he has provided services. The Executive has not entered into, and agrees he will not enter into, any agreement or obligation either written or oral in conflict with this Agreement.

5.2 No Disclosure of Confidential Information. If, in spite of the second sentence of Section 5.1, the Executive should find that confidential information belonging to any former employer might be usable in connection with the Company’s business, the Executive will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of the Executive’s former employers (except in accordance with agreements between the Company and any such former employer); but during the Executive’s employment by the Company he will use in the performance of his duties all information which is generally known and used by persons with training and experience comparable to his own and all information which is common knowledge in the industry or otherwise legally in the public domain.

6. TERMINATION OF EMPLOYMENT.

6.1 At-Will Employment. The parties acknowledge that the Executive’s employment with the Company is at-will, such that either party may terminate the Executive’s employment with the Company at any time, with or without advance notice, and for any reason whatsoever. The provisions of this Agreement do not alter this at-will status.

6.2 Cooperation With the Company After Termination of Employment. Following termination of the Executive’s employment for any reason, he will fully cooperate with the Company in all matters relating to the winding up of his pending work including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to such other employees as may be designated by the Company.

7. GENERAL PROVISIONS.

7.1 Notices. Any notices provided under this Agreement must be in writing and will be deemed effective upon the earlier of (a) personal delivery (including personal delivery by hand or telecopier); (b) email (with confirmation of receipt) or (iii) the third day after mailing by first class mail, to the Company at its primary office location and to the Executive at his address as listed on the Company payroll.

7.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained in this Agreement.

7.3 Waiver. If either party should waive any breach of any provisions of this Agreement, he or it will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

7.4 Complete Agreement. This Agreement and its Exhibit constitute the entire agreement between Executive and the Company. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained in this Agreement, and it cannot be modified or amended except in writing signed by an authorized officer of the Company.

7.5 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

7.6 Headings. The headings of the sections of this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement nor to affect the meaning thereof.

7.7 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties under this Agreement and he may not assign any of his rights under this Agreement.

7.8 Attorney Fees. If either party brings any action to enforce its rights under this Agreement, it will be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such action should it prevail in the action.

7.9 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California. The Executive expressly consents to the jurisdiction of the state and federal courts in Los Angeles, California, for all actions arising out of or relating to this Agreement.

7.10 Independent Counsel. The Executive has been provided with an opportunity to consult with the Executive’s own counsel with respect to this Agreement. The Executive acknowledges that Cooley LLP did not represent the Executive with respect to this Agreement.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Agreement on the day and year first above written.

TASKUS, INC.

By:	/s/ Jaspar Weir
Name:	Jaspar Weir
Title:	Principal

Accepted and agreed this

27 day of May, 2015

/s/ Bryce Maddock
Bryce Maddock

EXHIBIT A

CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT

AGREEMENT

Attached

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

In consideration of my employment or continued employment by TaskUs, Inc., a Delaware corporation (“Company”), and the compensation paid to me now and during my employment with the Company, I agree to the terms of this Agreement as follows:

1. CONFIDENTIAL INFORMATION PROTECTIONS.

1.1 Nondisclosure; Recognition of Company’s Rights. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any of Company’s Confidential Information (defined below), except as may be required in connection with my work for Company, or as expressly authorized by the Board of Directors of Company (the “Board”). I will obtain the Board’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to my work at Company and/or incorporates any Confidential Information. I hereby assign to Company any rights I may have or acquire in any and all Confidential Information and recognize that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

1.2 Confidential Information. The term “Confidential Information” shall mean any and all confidential knowledge, data or information related to Company’s business or its actual or demonstrably anticipated research or development, including without limitation (a) trade secrets, inventions, ideas, processes, computer source and object code, data, formulae, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques; (b) information regarding products, services, plans for research and development, marketing and business plans, budgets, financial statements, contracts, prices, suppliers, and customers; (c) information regarding the skills and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.

1.3 Third Party Information. I understand that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of my employment, I will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, Third Party Information, except in connection with my work for Company or unless expressly authorized by an officer of Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. I represent that my employment by Company does not and will not breach any agreement with any former employer, including any noncompete agreement or any agreement to keep in confidence or refrain from using information acquired by me prior to my employment by

Company. I further represent that I have not entered into, and will not enter into, any agreement, either written or oral, in conflict with my obligations under this Agreement. During my employment by Company, I will not improperly make use of, or disclose, any information or trade secrets of any former employer or other third party, nor will I bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

2. INVENTIONS.

2.1 Definitions. As used in this Agreement, the term “Invention” means any ideas, concepts, information, materials, processes, data, programs, know-how, improvements, discoveries, developments, designs, artwork, formulae, other copyrightable works, and techniques and all Intellectual Property Rights in any of the items listed above. The term “Intellectual Property Rights” means all trade secrets, copyrights, trademarks, mask work rights, patents and other intellectual property rights recognized by the laws of any jurisdiction or country. The term “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country.

2.2 Prior Inventions. I have disclosed on Exhibit A a complete list of all Inventions that (a) I have, or I have caused to be, alone or jointly with others, conceived, developed, or reduced to practice prior to the commencement of my employment by Company; (b) in which I have an ownership interest or which I have a license to use; (c) and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If no Prior Inventions are listed in Exhibit A, I warrant that there are no Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions (defined below) without Company’s prior written consent. If, in the course of my employment with Company, I incorporate a Prior Invention into a Company process, machine or other work, I hereby grant Company a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention.

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2.3 Assignment of Company Inventions. Inventions assigned to the Company or to a third party as directed by the Company pursuant to the subsection titled Government or Third Party are referred to in this Agreement as “Company Inventions.” Subject to the subsection titled Government or Third Party and except for Inventions that I can prove qualify fully under the provisions of California Labor Code section 2870 and I have set forth in Exhibit A, I hereby assign and agree to assign in the future (when any such Inventions or Intellectual Property Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to Company all my right, title, and interest in and to any and all Inventions (and all Intellectual Property Rights with respect thereto) made, conceived, reduced to practice, or learned by me, either alone or with others, during the period of my employment by Company. Any assignment of Inventions (and all Intellectual Property Rights with respect thereto) hereunder includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Company and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Company or related to Company’s customers, with respect to such rights. I further acknowledge and agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Inventions (and any Intellectual Property Rights with respect thereto).

2.4 Obligation to Keep Company Informed. During the period of my employment and for one (1) year after my employment ends, I will promptly and fully disclose to Company in writing (a) all Inventions authored, conceived, or reduced to practice by me, either alone or with others, including any that might be covered under California Labor Code section 2870, and (b) all patent applications filed by me or in which I am named as an inventor or co-inventor.

2.5 Government or Third Party. I agree that, as directed by the Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention.

2.6 Enforcement of Intellectual Property Rights and Assistance. During and after the period of my employment and at Company’s request and expense, I will assist Company in every proper way, including consenting to and joining in any action, to obtain and enforce United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in all countries. If the Company is unable to secure my signature on any document needed in connection with such purposes, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act on my behalf to execute and file any such documents and to do all other lawfully permitted acts to further such purposes with the same legal force and effect as if executed by me.

2.7 Incorporation of Software Code. I agree that I will not incorporate into any Company software or otherwise deliver to Company any software code licensed under the GNU General Public License or Lesser General Public License or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company except as expressly authorized by the Company or in strict compliance with the Company’s policies regarding the use of such software.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by the Company) of all Inventions made by me during the period of my employment by the Company, which records shall be available to, and remain the sole property of, the Company at all times.

4. RETURN OF COMPANY PROPERTY. Upon termination of my employment or upon Company’s request at any other time, I will deliver to Company all of Company’s property, equipment, and documents, together with all copies thereof, and any other material containing or disclosing any Inventions, Third Party Information or Confidential Information and certify in writing that I have fully complied with the foregoing obligation. I agree that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide the Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and I agree to provide the Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company is subject to inspection by Company’s personnel at any time with or without notice. Prior to the termination of my employment or promptly after termination of my employment, I will cooperate with Company in attending an exit interview and certify in writing that I have complied with the requirements of this section.

5. NOTIFICATION OF NEW EMPLOYER. If I leave the employ of Company, I consent to the notification of my new employer of my rights and obligations under this Agreement, by Company providing a copy of this Agreement or otherwise.

6. GENERAL PROVISIONS.

6.1 Governing Law and Venue. This Agreement and any action related thereto will be governed and interpreted by and under the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different state. I expressly consent to personal jurisdiction and venue in the state

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and federal courts for the county in which Company’s principal place of business is located for any lawsuit filed there against me by Company arising from or related to this Agreement.

6.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will remain enforceable and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

6.3 Survival. This Agreement shall survive the termination of my employment and the assignment of this Agreement by Company to any successor or other assignee and shall be binding upon my heirs and legal representatives.

6.4 Employment. I agree and understand that nothing in this Agreement shall give me any right to continued employment by Company, and it will not interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause and with or without advance notice.

6.5 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally-recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of the change to the other party.

6.6 Injunctive Relief. I acknowledge that, because my services are personal and unique and because I will have access to the Confidential Information of Company, any breach of this Agreement by me would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

6.7 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of that provision or any other provision on any other occasion.

6.8 Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

6.10 Entire Agreement. If no other agreement governs nondisclosure and assignment of inventions during any period in which I was previously employed or am in the future employed by Company as an independent contractor, the obligations pursuant to sections of this Agreement titled Confidential Information Protections and Inventions shall apply. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by me and an officer of the Company authorized by the Board. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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This Agreement shall be effective as of the first day of my employment with Company.

COMPANY:

ACCEPTED AND AGREED

TaskUs, Inc.

By:	/s/ Jaspar Weir

	Name:	Jaspar Weir
	Title:	Principal

Address:		3233 donald douglass loop s

EMPLOYEE:

I HAVE READ, UNDERSTAND, AND ACCEPT THIS AGREEMENT AND HAVE BEEN GIVEN THE OPPORTUNITY TO REVIEW IT WITH INDEPENDENT LEGAL COUNSEL.

/s/ Bryce Maddock
(Signature)
Bryce Maddock
Name (Please Print)
5/26/2015
Date

Address:	2621 33rd Street
Santa Monica, CA 90405

EXHIBIT A

INVENTIONS

1. Prior Inventions Disclosure. The following is a complete list of all Prior Inventions (as provided in Subsection 2.2 of the attached Employee Confidential Information and Inventions Assignment Agreement, defined herein as the “Agreement”):

☐	None

☐	See immediately below:

2. Limited Exclusion Notification.

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any Invention that you develop entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information, except for those Inventions that either:

a. Relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development; or

b. Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an Invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States.

EXHIBIT B

2015 PERFORMANCE BONUS PLAN

The Executive shall receive the following bonuses for fiscal year 2015:

1.	Revenue Bonus:

a.	The Executive shall receive a bonus of 25% of his base salary if the 2015 Revenue is at least the Revenue Target.

b.

If the 2015 Revenue is less than the Revenue Target, the Executive shall receive a bonus equal to 25% of his base salary multiplied by a fraction, the numerator of which shall equal the 2015 Revenue and the denominator of which shall equal the Revenue Target.

2.	EBITDA Bonus:

a.	The Executive shall receive a bonus of 25% of his base salary if the 2015 EBITDA is at least the EBITDA Target.

b.

If the 2015 EBITDA is less than the EBITDA Target, the Executive shall receive a bonus equal to 25% of his base salary multiplied by a fraction, the numerator of which shall equal the 2015 EBITDA and the denominator of which shall equal the EBITDA Target.